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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  As independent auditors, we hereby consent to the incorporation by reference, in the Registration Statement on Form S-4 and related Prospectus of Cincinnati Milacron Inc., for the registration of $100,000,000 aggregate principal amount of 7 7/8% Notes due 2000, of our report dated February 28, 1995. We also consent to the reference to our firm under the caption "Experts."

                                    COOPERS & LYBRAND GmbH
                                    Wirtschaftsprufungsgesellschaft



                               Buiting                     Wiegand
                          Wirtschaftsprufer           Wirtschaftsprufer
                                                             and
                                                       Certified Public
                                                          Accountant
Dusseldorf, Germany

July 18, 1995